Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 12, 2007, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and AXS-ONE INC., a Delaware corporation with its chief executive office located at 301 Route 17 North, Rutherford, New Jersey 07070 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of July 18, 2007, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of July 18, 2007, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of October 31, 2006 (the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting all references to “Advance Request and Invoice Transmittal” and inserting in lieu thereof “Invoice Transmittal”.
2	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.1(a) thereof in its entirety:
“(a)	Availability.

(i) Subject to the terms of this Agreement and provided that Borrower is not Streamline Facility Eligible, Borrower may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account. Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.

(ii) Subject to the terms of this Agreement and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Accounts on an aggregate basis. Bank may, in its good faith business discretion in each instance, finance Eligible Accounts on an aggregate basis by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the aggregate face amount of a summary listing of Eligible Accounts provided to Bank (the “Aggregate Eligible Accounts”). Bank may, in its sole discretion, change the percentage of the Advance Rate for the Aggregate Eligible Accounts on a case by case basis.

(iii) Any Credit Extension made pursuant to the terms of subsection (i) or (ii) above shall be hereinafter referred to as an “Advance”. When Bank makes an Advance, the Eligible Account or the Aggregate Eligible Accounts each become a separate “Financed Receivable”.”

and inserting in lieu thereof the following:

“(a) Availability. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”). Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.””

3	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.1(c) thereof in its entirety:

“(c) Borrowing Procedure. Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Advance it requests, accompanied by an accounts receivable aging, if Borrower is then Streamline Facility Eligible, or by invoices, if Borrower is not Streamline Facility Eligible. Bank may rely on information set forth in or provided with the Advance Request and Invoice Transmittal.”

and inserting in lieu thereof the following:

“(c) Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Eligible Account it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal.”

4	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.1(d) thereof in its entirety:

“(d) Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. At any time at which Borrower is not Streamline Facility Eligible, Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.”

and inserting in lieu thereof the following:

“(d) Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.”

5	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.1(h) thereof in its entirety:

“(h) Suspension of Advances. Borrower’s ability to request that Bank finance Eligible Accounts and Aggregate Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

and inserting in lieu thereof the following:

“(h) Suspension of Advances. Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

6	The Loan Agreement shall be amended by deleting the following appearing as Sections 2.1.1(i) and 2.1.1(j) thereof in their entirety:

“(i) End of Streamline Facility Eligible Status. On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall, upon notice to Borrower, be immediately due and payable, together with all Finance Charges and Collateral Handling Fees accrued thereon. Provided no Event of Default then exists hereunder and subject to the terms of this Agreement, Bank may, in its good faith business discretion in each instance, agree to refinance such Advances with new Advances made based on specific Eligible Accounts. In connection with same, Borrower shall deliver to Bank an Advance Request and Invoice Transmittal containing detailed invoice reporting, signed by a Responsible Officer, together with a current accounts receivable aging and a copy of each invoice, all in accordance with Section 6.2(g) hereof and Bank, in its good faith business discretion in each instance, may finance same (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof). Each Eligible Account financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such determination, the outstanding principal amount of the Obligations exceeds the amount of Advances Bank has agreed to make based on specific Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(j) Commencement of Streamline Facility Eligible Status. On any day that Borrower becomes Streamline Facility Eligible, provided no Event of Default then exists hereunder and subject to the terms of this Agreement, Bank may, in its good faith business discretion in each instance, agree to refinance such Advances with new Advances made based on Aggregate Eligible Accounts (provided that Borrower has sufficient availability based upon its accounts receivable aging). In connection with same, Borrower shall deliver to Bank an Advance Request and Invoice Transmittal signed by a Responsible Officer, together with a current summary of Borrower’s accounts receivable aging, all in accordance with Section 6.2(h) hereof and Bank, in its good faith business discretion in each instance, may finance same (in accordance with this Agreement, including, without limitation, Section 2.1.1 hereof). Each Aggregate Eligible Account financed shall thereafter be deemed to be a Financed Receivable for purposes of this Agreement. If, following such refinancing, the outstanding principal amount of the Obligations exceeds the amount of Advances Bank has made based on Aggregate Eligible Accounts, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.”

and inserting in lieu thereof the following:

“	(i)	Intentionally omitted.
(j)	Intentionally omitted.”
7	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.2.3 thereof:

“Except as otherwise provided in Section 2.3.1(b)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

8	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.2.4 thereof:

“For any time at which Borrower is not Streamline Facility Eligible, Borrower will pay to Bank a collateral handling fee equal to 0.25% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. Except as otherwise provided in Section 2.3.1(b)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“Borrower will pay to Bank a collateral handling fee equal to 0.25% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

9	The Loan Agreement shall be amended by deleting the following appearing as Section 2.3.1 thereof in its entirety:
“	2.3.1 Repayment.

(a) With respect to Advances made based on specific Eligible Accounts, Borrower will repay each Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Advance was made; (ii) the date on which the Financed Receivable is no longer an Eligible Account; (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account); (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3; or (v) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

(b) With respect to Advances made based on Aggregate Eligible Accounts:

(i) Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees on the Advances made based on the Aggregate Eligible Accounts; and

(ii) Borrower shall also pay the principal amount of each Advance made based on Aggregate Eligible Accounts on the earliest of: (A) the date the Financed Receivable (or any portion thereof) is no longer an Eligible Account, or an Adjustment has been made to any portion of the Aggregate Eligible Accounts, or any Account comprising the Aggregate Eligible Accounts has been paid by the Account Debtor (but in each case only up to the portion of Advances such that the aggregate Financed Receivable Balance (net of any Accounts that are paid, not Eligible Accounts, or subject to an Adjustment) is not less than 125% of the aggregate Advances made thereon); or (B) the date on which there is a breach of any warranty or representation set forth in

Section 5.3; or (C) the Maturity Date (including any early termination); or (D) as required pursuant to Section 2.1.1(i).”

and inserting in lieu thereof the following:

“2.3.1 Repayment. Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made; (b) the date on which the Financed Receivable is no longer an Eligible Account; (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account); (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3; or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.”

10	The Loan Agreement shall be amended by deleting the following appearing as Sections 6.2 (g) and 6.2(h) thereof in their entirety:

“(g) Immediately upon Borrower ceasing to be Streamline Facility Eligible, provide Bank with a current aging of Accounts and, to the extent not previously delivered to Bank, a copy of the invoice for each Eligible Account and an Advance Request and Invoice Transmittal with respect to each such Account.

(h) Immediately upon Borrower becoming Streamline Facility Eligible, provide Bank with a current summary aging of Accounts and an Advance Request and Invoice Transmittal with respect to such Accounts.”

and inserting in lieu thereof the following:

“	(g)	Intentionally omitted.
(h)	Intentionally omitted.”
11	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof in its entirety:

“6.7 Financial Covenant - Net Losses. Borrower shall have quarterly net losses of not more than (a) Four Million Dollars ($4,000,000.00) for the quarter ending June 30, 2007, (b) Two Million Eight Hundred Thousand Dollars ($2,800,000.00) for the quarter ending September 30, 2007, and (c) Two Million Four Hundred Thousand Dollars ($2,400,000.00) for the quarter ending December 31, 2007.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants.

(a) Borrower shall have quarterly net losses of not more than (a) Four Million Dollars ($4,000,000.00) for the quarter ending June 30, 2007, and

(b) Two Million Eight Hundred Thousand Dollars ($2,800,000.00) for the quarter ending September 30, 2007.

(b) Borrower shall have net losses of not more than (a) Four Million Six Hundred Fifty Thousand Dollars ($4,650,000.00) for the three-month period ending October 31, 2007, (b) Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) for the three-month period ending November 30, 2007, (c) Four Million One Hundred Thousand Dollars ($4,100,000.00) for the three-month period ending December 31, 2007, (d) Four Million Three Hundred Thousand Dollars ($4,300,000.00) for the three-month period ending January 31, 2008, (e) Three Million Eight Hundred Thousand Dollars ($3,800,000.00) for the three-month period ending February 29, 2008, and (f) Two Million Six Hundred Thousand Dollars ($2,600,000.00) for the three-month period ending March 31, 2008.

(c) Borrower shall provide evidence to Bank by December 31, 2007 that Borrower had license revenue of at least One Million Two Hundred Thousand Dollars ($1,200,000.00) during the quarter ending December 31, 2007.”

12	The Loan Agreement shall be amended by inserting the following definitions appearing alphabetically in Section 13.1 thereof:

“ “Subject Month” is the month which is two (2) calendar months after any Testing Month.”

“ “Testing Month” is any month with respect to which Bank has tested Borrower’s Adjusted Quick Ratio in order to determine the Applicable Rate.”

13	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Aggregate Eligible Accounts” is defined in Section 2.1.1.”

“ “Credit Extension” is any Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Streamline Facility Eligible” occurs when Borrower has an Adjusted Quick Ratio of at least 1.30 to 1.0 as of the last day of the immediately preceding month.”

14	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Advance Rate” is (a) if Borrower is Streamline Facility Eligible, eighty percent (80.0%), net of any offsets related to each specific Account Debtor, other than Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1, and (b) if Borrower is not Streamline Facility Eligible, eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue (except for Deferred Revenue in connection with licenses, annual maintenance and professional service invoices, so long as, at such time, no Event of Default exists), or such other percentage as Bank establishes under Section 2.1.1.”

“ “Advance Request and Invoice Transmittal” is in the form attached hereto as Exhibit C and shows Eligible Accounts and/or Aggregate Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

“ “Applicable Rate” is (a) at any time that Borrower is not Streamline Facility Eligible, a per annum rate equal to the Prime Rate plus three-quarters of one percent (0.75%), and (b) at any time that Borrower is Streamline Facility Eligible, a per annum rate equal to the Prime Rate plus one-quarter of one percent (0.25%).”

“ “Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1 (d), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date (or within one hundred twenty (120) days of invoice date for Accounts for which the Account Debtor is Sun Microsystems);

(b) Accounts for which the Account Debtor does not have its principal place of business in the United States, unless agreed to by Bank in writing, in its sole discretion, on a case-by-case basis;

(c) Accounts for which the Account Debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(d) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, pre-bill, milestone, customer deposits or credit accounts);

(e) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if the Account Debtor’s payment may be conditional;

(f) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g) Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(h) Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

Notwithstanding the foregoing, when Borrower is Streamline Facility Eligible, Eligible Accounts shall also not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):

(a) Accounts for which the Account Debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

(b) Accounts owing from an Account Debtor (other than Sun Microsystems), fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c) Accounts for which the Account Debtor is Sun Microsystems, fifty percent (50%) or more of whose Accounts have not been paid within one hundred twenty (120) days of invoice date; and

(d) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed forty percent (40.0%) of all Accounts, for the amounts that exceed that percentage, unless otherwise approved by Bank in writing.”

“ “Financed Receivables” are all those Eligible Accounts and Aggregate Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

and inserting in lieu thereof the following:

“ “Advance Rate” is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue (except for Deferred Revenue in connection with term licenses), or such other percentage as Bank establishes under Section 2.1.1.”

“ “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%); provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained an Adjusted Quick Ratio of at least 1.3 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus three-quarters of one percent (0.75%).”

“ “Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1 (d), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date (or within one hundred twenty (120) days of invoice date for Accounts for which the Account Debtor is Sun Microsystems);

(b) Accounts for which the Account Debtor does not have its principal place of business in the United States, unless agreed to by Bank in writing, in its sole discretion, on a case-by-case basis;

(c) Accounts for which the Account Debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(d) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, pre-bill, milestone, customer deposits or credit accounts);

(e) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if the Account Debtor’s payment may be conditional;

(f) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g) Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(h) Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.”

“ “Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

“ “Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

15	The Loan Agreement is hereby amended by deleting the Compliance Certificate attached as Exhibit B thereto and inserting in lieu thereof the Compliance Certificate attached as Schedule 1 hereto.
16	The Loan Agreement is hereby amended by deleting Exhibit C thereto in its entirety.
B.

Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(a) as of the quarter ended September 30, 2007. Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific period. Notwithstanding the foregoing, Bank’s waiver of Borrower’s compliance of said affirmative covenant is expressly conditioned upon the occurrence of the Equity Event. As used herein, Equity Event shall mean the receipt by Borrower, from new or existing investors of Borrower, after the date of this Loan Modification Agreement, of proceeds of equity or Subordinated Debt, in form and substance acceptable to Bank in Bank’s sole and absolute discretion, resulting in unrestricted net cash proceeds to Borrower of at least Three Million Five Hundred Thousand Dollars ($3,500,000.00).

4. FEES. Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF IP SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 18, 2007 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:
AXS-ONE INC.		SILICON VALLEY BANK
By:	/s/ Joseph P. Dwyer	By:	/s/ Christine Egitto
Name:	Joseph P. Dwyer	Name:	Christine Egitto
Title:	CFO	Title:	VP

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, an authorized officer of AXS-ONE INC. (“Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Except with respect to Deferred Revenue to the extent that it is not offset in accordance with the definition of Advance Rate, payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each domestic Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenants set forth in Section 6.7 of the Agreement.

All representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenants

	Required	Actual	Compliance
Maximum Net Loss (quarterly)	$______*	$______	Yes No

* As set forth in Section 6.7(a) of the Agreement.

	Required	Actual	Compliance
Maximum Net Loss (three-month)	$______*	$______	Yes No

* As set forth in Section 6.7(b) of the Agreement.

	Required	Actual	Compliance
License Revenue (as of 12/31/07)	$1,200,000	$______	Yes No

Sincerely,

Signature

Title

Date